Exhibit 10.3

Marker Therapeutics, Inc. 2014 Omnibus Stock Ownership Plan Stock Option Award Agreement

Dear ____________,

Marker Therapeutics, Inc. hereby grants you stock options to purchase up to ______________ shares of our common stock (the “Stock Options”). These Stock Options are subject to the terms and conditions set forth in the Company’s 2014 Omnibus Stock Ownership Plan (the “Plan”) and in the attached Appendix A.

Covered Shares:	____________ shares of common stock, par value $0.001 per share.

Exercise Price:	The purchase price for these shares will be $_______ per share.

Date of Grant:	The “Date of Grant” for your Stock Options is October__,2018.

Vesting Schedule:	You may exercise your Stock Options after they become “vested.” Vesting is subject to continued employment with Marker Therapeutics, Inc. after the Date of Grant.

[Vesting Schedule to be attached]

Notwithstanding the foregoing, the Stock Options will become fully vested upon a “change in control” (as this term is defined in the Plan).

Termination:	Subject to the terms of the Plan, the vested portion of your Stock Options will remain exercisable for 90 days after the date your employment terminates.

Not ISOs:	These Stock Options are not “incentive stock options” under the federal tax laws.

These Stock Options are not intended to be Qualified Performance-based Awards under the terms of the Plan.

Expiration Date:	If not previously exercised or forfeited, the Stock Options expire on October__,2028.

Your signature below acknowledges your agreement that the Stock Options granted to you are subject to all of the terms and conditions contained in the Plan and in Appendix A. PLEASE BE SURE TO READ APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF YOUR STOCK OPTIONS.

Please sign one copy of this Stock Option Agreement (the other copy is for your files) and return the signed copy to me.

MARKER THERAPEUTICS, INC.

_____________________________
Date	Peter Hoang, President & CEO
Key Employee:
_____________________________
Date

APPENDIX A

Marker Therapeutics, Inc.

2014 Omnibus Stock Ownership Plan

Terms and Conditions of Stock Options

Pursuant to this Stock Option Award Agreement, Marker Therapeutics, Inc. (the “Company”) has granted the key employee of the Company named in the first page of this Award Agreement (the “Participant”) stock options under the Company’s  2014 Omnibus Stock Ownership Plan (the “Plan”).  These stock options will give the Participant a contingent right to purchase the number of shares of the Company’s Common Stock indicated on the first page of this Award Agreement upon satisfaction of the vesting requirements and other conditions set forth in this Award Agreement.

The terms and conditions of the Stock Options are as follows:

1.       Grant. The Company has granted the Participant stock options to purchase the number of shares of the Company’s Common Stock, $0.001 par value per share (“Common Stock”), specified on the first page of the Award Agreement.

All of the terms of the Plan related to Stock Options are incorporated into this Award Agreement by reference. Defined terms not explicitly defined in this Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

The Stock Options granted under this Award Agreement are not intended to be Incentive Stock Options covered by Section 422 of the Code.

2.       Purchase Price. The price per share to be paid by the Participant for the shares purchased pursuant to these Stock Options (the “Exercise Price”) is stated on the first page of the Award Agreement. This Exercise Price shall not be less than the Fair Market Value of a share of Common Stock as of the Date of Grant (as described on the first page of the Award Agreement).

3.       Vesting. The Stock Options shall become vested and exercisable only if the Participant continues to be employed by the Company for the minimum periods set forth in the vesting schedule on the first page of the Award Agreement, and satisfies any other vesting conditions specified on such first page.

4.       Stock Options Non-Transferable. The Stock Options shall not be transferable by the Participant other than by will or the laws of descent and distribution. During the lifetime of the Participant, the Stock Options shall be exercisable only by such Participant (or by the Participant’s guardian or legal representative, should one be appointed).

5.       Notice of Exercise of Option. The Stock Options may be exercised by the Participant by delivery of a written notice signed by the Participant to the Company to the attention of the President/Chief Executive Officer or such other officer of the Company as the President/Chief Executive Officer may designate. Any such notice shall:

(a)	specify the number of shares of Common Stock which the Participant, then elects to purchase by exercising the Stock Options,

(b)	contain such information as may be reasonably required pursuant to Section 13 below, and

(c)	be accompanied by payment in full of the Exercise Price for the Stock Options being exercised, as described in Section 6 below.

The Participant must exercise the Stock Options for at least 100 shares, or, if less the full number of shares shown as Purchasable Shares in the vesting schedule set forth on page 1 of this Agreement as to which the Stock Options remain unexercised.

Upon receipt of any such notice and accompanying payment of the Exercise Price, and subject to the terms hereof, the Company agrees to issue to the Participant, stock certificates for the number of shares specified in such notice registered in the name of the person exercising the Stock Options.

6.       Payment of Exercise Price. Payment of the Exercise Price due upon the exercise of the Stock Options may be made in any one or in any combination of the following forms:

(a)	in cash ( by a certified or cashier’s check);

(b)	in the form of shares of Common Stock owned by the Participant having a Fair Market Value equal to the total Exercise Price at the time of the exercise, accompanied by and duly endorsed or accompanied by stock transfer powers;

(c)	in the form of shares of stock issued to the Participant (or issuable to the Participant pursuant to the exercise of the Stock Options) having a Fair Market Value equal to the total Exercise Price at the time of the exercise, accompanied by and duly endorsed or accompanied by stock transfer powers, provided that, the acceptance of such shares in payment of the Exercise Price will not result in adverse accounting consequences to the Company;

(d)	through simultaneous sale through a broker acceptable to the Committee of shares of Common Stock issuable to the Participant on exercise, as permitted under Regulation T of the Board of Governors of the Federal Reserve System.

7.       Issuance of Stock Certificates for Shares. The stock certificates for any shares of Common Stock issuable to the Participant upon exercise of the Stock Options shall be delivered to the Participant (or to the person to whom the rights of the Participant shall have passed by will or the laws of descent and distribution) as promptly after the date of exercise as is feasible, but not before the Participant has paid the Exercise Price for such shares.

A legend in the form set forth below shall be placed on the certificates representing the shares of Common Stock issued upon exercise of the Stock Options:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Act”) or the securities laws of any state.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act and any applicable state securities laws, or an opinion of counsel reasonably satisfactory to Marker Therapeutics, Inc. that such registration is not required.”

8.       Withholding Taxes. In connection with the exercise of the Stock Options, the Company shall notify the Participant of the amount of tax (if any) that must be withheld by the Company under all applicable federal, state and local tax laws. In such event, the Participant agrees to make arrangements satisfactory to the Company to (a) remit the required amount to the Company in cash, (b) authorize the Company to withhold a portion of the shares of Common Stock otherwise issuable upon exercise of the Stock Options with a value equal to the required amount of tax, (c) deliver to the Company shares of Common Stock the Participant already owns with a value equal to the required amount, (d) authorize the deduction of the required amount of tax from the Participant’s regular cash compensation from the Company, or (e) otherwise provide for payment of the required amount in any other manner satisfactory to the Company.

9.       Expiration of Options. If the Stock Options are not exercised with respect to all or any part of the shares subject to the Stock Options prior to the expiration date specified on the first page of the Award Agreement (which shall be no later than ten (10) years from the date of grant), the Stock Options shall expire, and any shares with respect to which the Stock Options were not previously exercised shall no longer be purchasable by exercising the Stock Options.

10.       Termination of Services. In the event of the termination of the Participant’s employment by the Company, other than a termination that is either (i) for Cause, (ii) voluntarily initiated on the part of the Participant and without written consent of the Company,

(a)	the unvested portion of the Stock Options (if any) shall terminate immediately and shall not thereafter be or become exercisable; and

(b)	the Participant may exercise the vested portion of the Stock Options at any time within ninety (90) days after such termination of employment to the extent of the number of shares which have already become vested under the vesting schedule described on the first page of this Award Agreement at the date of such termination.

In the event of a termination of the Participant’s employment with the Company that is either (i) for Cause or (ii) voluntarily initiated on the part of the Participant and without the written consent of the Company, all of the Stock Options which have not previously been exercised shall terminate immediately and shall not thereafter be or become exercisable.

11.       Death. In the event of the Participant’s death while employed by the Company or within three months after termination of such employment (if such termination of employment was not for cause), the Stock Options shall remain in effect and may be exercised by the Participant’s executor or administrator, or the Participant’s heirs to the extent of the number of shares which have already become vested under the vesting schedule described on the first page of the Award Agreement at the date of death. The appropriate persons to whom the right to exercise the Stock Options transferred may exercise that portion of the Stock Options at any time within a period ending on the earlier of (a) the last day of the one year period following the Participant’s death or (b) the expiration date of the Stock Options specified on the first page of the Award Agreement.

12.       Representations of Participant. The Participant represents, warrants, and agrees as follows, and the parties agree that the Company may rely on the same in consummating the issuance of any shares of the Common Stock to the Participant pursuant to the Stock Options (the “Option Shares”):

(a)	No Representations. The Participant is entering into this Agreement, and will acquire the Option Shares, solely on the basis of his own familiarity with the Company and all relevant factors about the Company’s affairs, and neither the Company nor any agent of the Company has made any express or implied representations, covenants, or warranties to the Participant with respect to such matters.

(b)	Investment Purpose. The Participant is acquiring the Option Shares for his own account for investment and not with a view to the resale or distribution of the Option Shares.

(c)	Economic Risk. The Participant is willing and able to bear the economic risk of an investment in the Option Shares (in making this representation, attention has been given to whether the Participant can afford to hold the Option Shares for an indefinite period of time and whether, at this time, the Participant can afford a complete loss of the investment).

13.       Compliance with Securities Laws and Other Regulatory Matters. The Participant acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law, and the Participant hereby agrees that the Company shall not be obligated to issue any shares of Common Stock upon an attempted exercise of this Stock Options that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the SEC) having jurisdiction over the affairs of the Company. The Participant agrees that he or she will provide the Company with the representations in Section 12 above, and with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Common Stock complies with the provisions described by this Section 13.

14.       Rights Prior to Issuance of Certificates. Neither the Participant nor any person to whom the rights of the Participant shall have passed by will or the laws of descent and distribution shall have any of the rights of a shareholder with respect to any shares of Common Stock until the date of the issuance to him of certificates for such Common Stock as provided in Section 7 above.

15.       Covenant Not to Compete. If the Participant has not already executed a non-competition agreement with the Company, the Participant shall provide the Company with a signed non-competition agreement simultaneously with the execution of the Award Agreement.  The Participant’s execution and delivery of such a non-competition agreement in a form reasonably satisfactory to the Company shall be a condition to the Company’s obligation to issue any shares to the Participant upon exercise of the Stock Options granted under this Agreement.  In consideration of the Stock Options, the Participant agrees that if, at any time during the period set forth in non-competition agreement, the Participant should violate the covenants not to compete or the non-solicitation covenants set forth in the non-competition agreement without the express prior consent of the Company, the Participant will forfeit his or her right to receive or retain the shares issued upon the exercise of the Stock Options granted under this Agreement.

16.       Governing Plan Document. The Stock Options granted to the Participant under this Agreement are subject to all the provisions of the Plan (other than those provisions of the Plan applicable solely to Qualified Performance-based Awards) the provisions of which are hereby made a part of this Agreement, and are further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

17.       Miscellaneous.

(a)	This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

(b)	The Participant acknowledges and agrees that if he should become an executive officer of the Company, the Stock Options granted under this Agreement may be subject to the Company’s Policy on Recoupment of Executive Incentive Compensation, as it may be amended from time to time.

(c)	This Agreement shall be governed by the laws of the State of Delaware.

(d)	Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Participant, at the most recent mailing address provided to the Company in writing, and, if to the Company, to the executive offices of the Company at 5 West Forsyth Street, Suite 200, Jacksonville, FL 32202, or at such other addresses that the parties provide to each other in accordance with the foregoing notice requirements.

(e)	The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Award Agreement and any other Stock Option grant materials by the Company for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares held in the Company, details of all Stock Options or any other equity Awards under the Plan awarded, cancelled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The Participant further understands that such Data may be transferred to any stock plan service provider selected by the Company to assist the Company with the implementation, administration and management of the Plan.

(f)	This Agreement may not be modified except in writing executed by each of the parties to it.

(g)	Neither this Agreement nor the Stock Options confer upon the Participant any right to continue his employment with the Company or otherwise continue to provide his services to the Company.